UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2018

GOLD TORRENT, INC.

Nevada	000-53872	06-1791524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway Avenue, Suite 530, Boise, Idaho 83706

(Address of principal executive offices)

(208) 343-1413

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on February 13, 2017, Gold Torrent, Inc. (the “Registrant”) entered into a Convertible Preferred Note and Investment Agreement (the “Purchase Agreement”) with CRH Mezzanine Pte. Ltd., a Singapore private limited company (the “Preferred Note Investor”) and CRH Funding II Pte. Ltd., a Singapore private limited company (the “Stream Investor”) for a $2,000,000 convertible preferred note and a $11,250,000 gold and silver prepayment arrangement for the Registrant’s Lucky Shot Gold Project (the “Project”) near Anchorage, Alaska.

On February 14, 2017 the Registrant received $1,900,000 in proceeds from the note, net of legal expenses, to be used as part of the Registrant’s initial investment in the Project.

Concurrent with the closing and funding of the convertible preferred note, the Registrant and Miranda U.S.A., Inc., a wholly-owned subsidiary of Miranda Gold Corp of Canada (“Miranda”), executed a joint venture operating agreement and formed Alaska Gold Torrent, LLC, an Alaska limited liability company (“Alaska Gold”) under which the Registrant owns a seventy percent (70%) undivided interest in the Project.

On June 27, 2017, the Registrant, Alaska Gold and the Stream Investor agreed, after the satisfaction by the Registrant of a majority of the Tranche 1 closing conditions, to amend certain provisions of the Streaming Agreement and concurrently close on one-half of Tranche 1 in the amount of $3,250,000. On August 8, 2017, the Registrant and the Stream Investor consummate the closing of the second half of the first tranche, also in the amount of US $3,250,000, having satisfied the final closing conditions.

Alaska Gold is subject to certain events of default under the Gold and Silver Prepayment Agreement including if, from the date of the Tranche 1 drawdown, Alaska Gold fails to produce at least 5,000 and deliver to the Stream Investor at least 1,000 Ounces by the 18th month; produce at least 10,000 and deliver to the Stream Investor at least 2,000 Ounces by the 24th month; produce 20,000 and deliver to the Stream Investor at least 4,000 Ounces by the 36th month; deliver to the Stream Investor at least 10,000 Ounces by the 48th month; deliver to the Stream Investor at least 19,400 Ounces by the 60th month; and deliver to the Stream Investor at least 23,900 Ounces by the 72nd month.

In consideration for the commitments under the Purchase Agreement the Registrant issued the Preferred Note Investor share purchase warrants (the “Warrants”) exercisable to purchase two million shares of the Registrant’s common stock at an exercise price of US $0.50 per share. The Warrants expire three (3) years after the date of issuance. In conjunction with the transaction, the Registrant and the Preferred Note Investor entered into an Investor Rights Agreement which, among other things, allows the Preferred Note Investor: the right to appoint one member to the Registrant’s Board of Directors so long as the Preferred Note Investor owns at least 10% of the Registrant’s outstanding Common Stock; observer rights so long as the Preferred Note Investor owns at least 5% of the Registrant’s outstanding Common Stock; a right of first offer on certain, future non-equity financing; subscription rights for future debt and equity financings up to the Registrant’s pro rata ownership of the Registrant’s common stock; demand and piggy-back registration rights; and the obligation of the Registrant to have its securities listed on a Canadian securities exchange within twelve (12) months. The Registrant also entered into an Indemnification Agreement in favor of the Preferred Note Investor.

On October 21, 2017 Registrant advised its JV partner Miranda that, due to an approved increase in the project capital expenditure budget, the parties would be required to contribute additional cash to fund the excess. On November 23, 2018, Miranda elected not to contribute is $4.5 million required capital and entered into a letter agreement to sell its 30% interest in Alaska Gold to Registrant. The terms of the sale agreement required Registrant to make the additional capital contribute on behalf of Miranda and make certain other payments of share and cash over time to be closed upon completion of the financing and initiation of a Canadian listing. The Registrant expected to initiate a Canadian Going Public Transaction, as defined in the Convertible Preferred Note agreements, on or before May 16, 2018.

On April 21, 2018 the Registrant, Alaska Gold, Preferred Note Investor and Stream Investor entered into a letter agreement amending the Gold and Silver Prepayment Agreement to extend the $4.75 million Tranche 2 drawdown deadline from March 30, 2018 to September 30, 2018 provided that the Registrant secured $11 million in additional capital with $4.5 million required on or before May 15, 2018 and $6.5 million before September 30, 2018. The letter agreement also amended the Convertible Preferred Note to change the conversion rate from 15% of the original April 30, 2018 post-financing number of the Registrant’s shares of common stock to 20% of the revised May 15, 2018 post-financing Registrant shares. The amendment also required certain members of the Registrant’s management to convert their past due salaries payable to shares and to accept compensation in lieu of all cash payments to a combination of shares and cash at the planned closing on May 15, 2018.

From January 2018 through May 14, 2018, the Registrant engaged several brokerage firms and agents to help arrange a non-brokered private placement to accredited investors and raise the required $11 million additional capital. Certain investor funds were held in escrow subject to terms of subscription agreements that required the entire $4.5 million be raised by May 15, 2018 or the escrow held funds would be returned to subscribers. On May 15, 2018, the escrow agent returned the held funds to subscribers according to the terms of the subscription agreements because the Registrant was unable to the $4.5 million in capital.

Upon the return of the escrowed funds, the Registrant worked to find additional financing proposals acceptable to Alaska Gold, Preferred Note Investor and Stream Investor.

On June 27, 2018, the Registrant received (i) a Notice of Default by Alaska Gold Torrent under the Gold and Silver Prepayment Agreement, (ii) a Notice of Default by Gold Torrent, Inc. and Gold Torrent (Canada) Inc. under the Secured Convertible Preferred Note, and (iii) a Notice of Default to Guarantor under the Guarantee by Gold Torrent, Inc. and Gold Torrent (Canada) Inc.

On July 3, 2018, the Registrant entered into a Membership Transfer and Assignment Agreement, whereby the Registrant transferred its ownership in Alaska Gold to the Stream Investor for the consideration of the Stream Investor assuming all of the existing obligations of the Registrant and Miranda under the Alaska Gold Operating Agreement and that each of the Registrant and its related parties are released from all liability on such assumed obligations and any new obligations under the Purchase Agreement and the Note arising after the date of transfer.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved are detailed from time to time in the Registrant’s periodic filings with the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 are hereby incorporated by reference to this Item 2.01.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation.

The disclosures set forth in Item 1.01 are hereby incorporated by reference to this Item 2.04.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 are hereby incorporated by reference to this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers.

On June 30, 2018, Ryan Hart resigned as Director and President of the Registrant. Mr. Hart’s resignation was not a result of any disagreement with the Registrant on any matter relating to its operations, policies or practices.

On June 30, 2018, Dr. Patrick M. Okita resigned as Director of the Registrant. Dr. Okita’s resignation was not a result of any disagreement with the Registrant on any matter relating to its operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Membership Transfer and Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD TORRENT, INC.

Date: July 13, 2018	By:	/s/ Daniel Kunz
	Name:	Daniel Kunz
	Title:	Chief Executive Officer